EXHIBIT 99.1

BIOTECH PRODUCTS SERVICES AND RESEARCH, INC. ANOUNCES SUCCESSFUL TRIAL PRODUCTION OF COMPANY’S FIRST AMNIOTIC ALLOGRAFT PRODUCT

Miami, FL, January 12, 2017 (Newswire.com) - Biotech Products Services & Research Inc. (OTCPK:BPSR) (“Company”) today announced that its wholly owned subsidiary, Anu Life Sciences Inc. (“Anu”), has successfully completed several trial production runs of its first amniotic allograft biological product (“New Amnio Product”).

The New Amnio Product represents the first of several amniotic based biologics products that the Company intends to develop, manufacture and supply to the health care industry, specifically health care providers including doctors, clinics and hospitals (“Providers”) in connection with the Company’s previously announced strategy to become a leading supplier of newly designed advanced biologically processed cellular and tissue based products and services used in the growing health care field of regenerative medicine.

The Company expects the New Amnio Product to be commercially available through Anu’s designated distributor, General Surgical Inc. (“General Surgical”), also a wholly owned subsidiary of the Company, during the first quarter of 2017, pending confirmation of test results validating the Company’s production processes and the current inventory on hand of the New Amnio Product. General Surgical intends to distribute Anu’s products to the health care industry and Providers, through a newly established in-house sales force and/or through arrangements with independent distributors.

The successful trial production runs referred to above follows the Company’s earlier announcement in November 2016 of the additions to its executive management team, including Chief Operating Officer, Dr. Bruce Werber, Chief Financial Officer, Mr. Ian Bothwell, and Chief Science Officer, Dr. Maria Ines Mitrani, who joined Chief Executive Officer, Mr. Albert Mitrani. The management team provides significant industry, technical and financial related experience as the Company begins the launch and expansion of the supply of newly developed innovative biologic tissue products.

Historically, the Company’s main revenue stream has been generated from patient referral fees and sales of products obtained through supply arrangements with third party manufacturers. The Company believes that its New Amnio Product and the potential future products that it intends to develop and manufacturer will provide greater growth opportunities and increased revenues to the Company as a result of (a) proprietary cutting edge protocols in the processing of amniotic tissue for medical applications that will provide benefits to Providers and patients for treatments using amniotic tissue derived products that are highly competitive to the other products currently available in the market, (b) improved margins obtained on the sale of the products, and (c) increased sales resulting from marketing programs that are aimed to attract distributors and Providers.

Management believes that Anu’s manufacturing capacity will meet forecasted product supply demands for the New Amnio Product and can be easily scaled for further increases in demand and to expand production for additional products that Anu may develop in the future.

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About Biotech Products Services and Research, Inc.

Biotech Products Services and Research Inc. and its subsidiaries (“Company”) is a supplier of products and services used in the growing health care field of regenerative medicine.

The Company’s strategy is to be a leading supplier of newly designed advanced biologically processed cellular and tissue based products and services used in the growing health care field of regenerative medicine.

CAUTIONARY COMMENT REGARDING FORWARD-LOOKING STATEMENTS

The foregoing contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. This release contains forward-looking statements that reflect Biotech Products Services & Research, Inc., and its subsidiaries, plans and expectations. In this press release and related comments by Company management, words like "expect," "anticipate," "estimate," "goal" and similar expressions are used to identify forward-looking statements, representing management's current judgment and expectations about possible future events.

Management believes these forward-looking statements and the judgments upon which they are based to be reasonable, but they are not guarantees of future performance and involve numerous known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance, achievements or financial position to be materially different from any expressed or implied by these forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements are set forth in our Form 10-K and other filings with the SEC. Other information can be obtained at www.bpsrhealth.com. The contents of the Company’s website are not incorporated by reference in this Press Release.

CONTACT:

Biotech Products Services & Research, Inc.

4045 Sheridan Ave.

Suite 239

Miami Beach, FL 33140

Website: http://www.bpsrhealth.com

Phone: (888) 963-7881

Email: info@bpsrhealth.com

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